===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           PRECISION AUTO CARE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                          [PRECISION AUTO CARE LOGO]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 28, 2001

   The Annual Meeting of Shareholders of Precision Auto Care, Inc. (the "Company") for 2001 will be held at the Company's headquarters located at 748 Miller Drive, S.E., Leesburg, Virginia on Wednesday, November 28, 2001, at 11:00 a.m., for the following purposes:

     1. To amend the Company's Articles of Incorporation to reduce the minimum number of directors;

     2. To amend the Company's Articles of Incorporation to reduce the term of office for each director from three years to one year;

     3. To elect Directors for the coming year;

     4. To ratify the appointment of Grant Thornton LLP as independent auditors for the fiscal year ending June 30, 2002; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only holders of shares of Common Stock of record on the books of the Company at the close of business October 1, 2001 will be entitled to notice of and to vote at the 2001 Annual Meeting or any adjournment thereof.

   In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person you may, if you wish, vote personally on all matters brought before the Annual Meeting even if you have previously returned your Proxy.

                                         By Order of the Board of Directors,
                                         /s/ Frederick F. Simmons
                                         Frederick F. Simmons
                                         Vice President, General Counsel and
                                          Secretary

748 Miller Drive, S.E
Leesburg, Virginia 20175
October 29, 2001

                           PRECISION AUTO CARE, INC.
                            748 MILLER DRIVE, S.E.
                           LEESBURG, VIRGINIA 20175

            -------------------------------------------------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                               November 28, 2001

            -------------------------------------------------------

   INFORMATION CONCERNING TIMING OF THE MEETING, SOLICITATION AND VOTING

General

   The following information is submitted concerning the enclosed form of proxy and the matters to be acted upon under authority thereof at the 2001 Annual Meeting of Shareholders of the Company to be held on Wednesday, November 28, 2001, commencing at 11:00 a.m., or at any adjournment thereof, pursuant to the accompanying notice of this meeting. The 2001 Annual Meeting will be held at the Company's headquarters located at 748 Miller Drive, S.E., Leesburg, Virginia 20175. The Company intends to mail this proxy statement and accompanying proxy to all shareholders entitled to vote at the Annual Meeting on or about October 29, 2001.

Solicitation and Revocability of Proxies

   The proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by the shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy shall be suspended if the shareholder shall be present at the meeting and elect to vote in person. Attendance at the meeting will not, by itself, revoke a proxy. Shares represented by proxies received will be voted. Where the shareholder has specified his or her choice with respect to the proposal to be acted upon, the shares will be voted in accordance with the specification so made, and in the absence thereof will be voted by the proxy holders as directed by management.

   The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit proxies by facsimile, telephone or personal interview for which they will receive no additional compensation. In addition, arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material for the meeting to beneficial owners, and the Company will reimburse them for their reasonable expenses in so doing.

Voting Rights and Outstanding Shares

   Only shareholders of record on the books of the Company at the close of business on October 1, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of that date, there were 10,081,808 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote for each matter submitted to the shareholders for approval.

   A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the 2001 Annual Meeting to constitute a quorum. Abstentions and shares of record held by a broker or its nominee ("Broker Shares") that are voted on any matter at the meeting, will be counted for purposes of determining if a quorum exists. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

   The amendments of the Company's Articles of Incorporation to reduce the minimum number of directors on the Board as well as shorten the term of each director to one year require the approval of 80% or more of the outstanding voting stock of the Company.

   The election of each nominee for Director requires the affirmative vote of the holders of the shares representing a plurality of the votes cast in the election of Directors. Votes that are withheld and Broker Shares that are not voted in the election of Directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of the Directors.

   Actions on all other matters to come before the 2001 Annual Meeting, including the approval of the appointment of the Company's independent auditors, require that the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted are not considered cast either for or against a matter and, therefore, will have no effect on the outcome of the other matters to come before the 2001 Annual Meeting.

Item 1: Amendment of the Company's Articles of Incorporation to Reduce the Minimum Number of Directors

   The Company's Articles of Incorporation currently provide that there be not less than 10 nor more than 20 directors. There are currently 10 directors.

   The Board of Directors proposes to amend the Articles of Incorporation to reduce the minimum number of directors from 10 to 5 and to have the entire board of directors elected annually for a one year term of office. The Board of Directors believes that having a smaller board will be more cost efficient and more responsive to shareholders. Under the proposal, Section 1 of Article VI of the Company's Articles of Incorporation would be amended to read:

   "Section 1. Number. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which, subject to any right of holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than 5 nor more than 20 persons. The exact number of directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time solely by the Board of Directors pursuant to a resolution of a majority of the entire Board of Directors."

   The Articles of Incorporation require approval of 80% or more of the outstanding voting stock of the Company, or a minimum of 8,119,447 shares, for adoption. The approval of this proposal is contingent upon receiving shareholder approval of Item 2 below.

   THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THIS PROPOSAL.

Item 2: Amendment of the Company's Articles of Incorporation to Provide for One Year Terms of Office

   The Company's Articles of Incorporation currently provide that the directors be divided into three classes of equal numbers of directors (or as nearly equal as possible), with each class of directors serving for three year terms.

   The Board of Directors proposes to amend the Articles of Incorporation to have the entire Board of Directors elected annually for a one year term of office. The Board of Directors believes that electing the directors on an annual basis is in the best interests of the shareholders. Under the proposal,
Section 2 of Article VI of the Company's Articles of Incorporation would be amended to read:

   "Section 2. Terms. The directors other than those who may be elected by the holders of any Preferred Stock then outstanding shall consist of one class, with the term of office expiring at the next Annual Meeting of Shareholders following such election."

   The Articles of Incorporation require approval of 80% or more of the outstanding voting stock of the Company, or a minimum of 8,119,447 shares, for adoption. The approval of this proposal is contingent upon receiving shareholder approval of Item 1 above.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THIS PROPOSAL.

Item 3: Election of Directors

   Pursuant to the Company's Articles of Incorporation in effect as of the date of this proxy statement, the Board of Directors is classified into three classes, as nearly equal in number as possible, with three-year terms that will expire at the Annual Meetings of Shareholders in 2001, 2002 and 2003, respectively. The terms of three directors will expire at the 2001 Annual
Meeting: Louis M. Brown, Jr., John Wiegand and Mauricio Zambrano ("Class I Directors").

   If the shareholders approve the amendments to the Articles of Incorporation set forth in Items 1 and 2 above, all of the directors will resign and six directors will stand for election for a one-year term expiring at the 2002 Annual Meeting of Shareholders as follows:

                        Director
Name and Age             Since   Principal Occupation         Additional Information
------------            -------- --------------------         ----------------------
Bernard H. Clineburg      1993   Retired                      Mr. Clineburg served as the
Chairman--Audit                                               President of United Bankshares and
Committee                                                     Chairman and Chief Executive Officer
Age 53                                                        of United Bank from April 1998 until
                                                              December 1999. He was a Director of
                                                              George Mason Bankshares, Inc. and
                                                              The George Mason Bank from October
                                                              1990 to April 1998.

Louis M. Brown, Jr.       2000   President and Chief          Mr. Brown also serves as a director
Age 58                           Executive Officer            and Chairman of the Board of Micros
                                 since August 2000            Systems, Inc. (a leading provider of
                                                              information technology for the
                                                              hospitality industry).

Mauricio Zambrano         2000   Vice President, Desarollo    Mr. Zambrano serves as a director of
Age 55                           Integrado, S.A. de C.V.,     Cemex, S.A. de C.V. (one of the
                                 Monterrey, Mexico            world's leading cement makers).

Woodley A. Allen          1991   President, Allen Management  Mr. Allen served as Chief Financial
Chairman of the Board;           Services, Oakton, VA         Officer of EZ Communications, Inc.
Chairman--Executive              (management consulting firm) (publicly traded radio broadcasting
Committee                                                     company) from March 1973 to May
Age 54                                                        1992.

Bassam N. Ibrahim         1993   Partner, Burns, Doane,       Mr. Ibrahim practiced law with
Chairman--Organization           Swecker & Mathis LLP,        Popham, Haik, Schnobrich & Kaufman
and Compensation                 Alexandria, VA (law firm)    (law firm) from June 1994 to August
Committee                                                     1996.
Age 39

Arthur C. Kellar          1991   Retired                      Mr. Kellar served as Chairman of the
Age 79                                                        Board of WE JAC Corporation, the
                                                              Company's predecessor, from April
                                                              1992 to September 1994. Mr. Kellar
                                                              served as Chairman of the Board of
                                                              EZ Communications, Inc. (publicly
                                                              traded radio broadcasting company)
                                                              from June 1992 to April 1997.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

   If the shareholders do not approve the proposed amendments to the Articles of Incorporation described in Items 1 and 2 above, three Class I Director nominees have been nominated for election for a three-year term expiring at the 2004 Annual Meeting.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE CLASS I DIRECTOR NOMINEES LISTED BELOW ONLY IF THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE NOT APPROVED BY THE SHAREHOLDERS.

               NOMINEES FOR CLASS I DIRECTORS FOR TERMS EXPIRING
                           AT THE 2004 ANNUAL MEETING

                        Director
Name and Age             Since   Principal Occupation         Additional Information
------------            -------- --------------------         ----------------------
Louis M. Brown, Jr.       2000   President and Chief          Mr. Brown also serves as a director
Age 58                           Executive Officer            and Chairman of the Board of Micros
                                 since August 2000            Systems, Inc. (a leading provider of
                                                              information technology for the
                                                              hospitality industry).

John T. Weigand           2001   Senior Vice President--      Mr. Wiegand has been Senior Vice
Age 39                           Franchise Operations         President--Franchise Operations of
                                 of the Company               the Company since September 2000.
                                 since September 2000         Mr. Wiegand also served as Vice
                                                              President--North American Operations
                                                              from June 1998 until September 2000,
                                                              and as Director of Field Operations
                                                              from August 1996 until June 1998.

Mauricio Zambrano         2000   Vice President, Desarollo    Mr. Zambrano serves as a director of
Age 55                           Integrado, S.A. de           Cemex, S.A. de C.V. (one of the
                                 C.V., Monterrey, Mexico      world's leading cement makers).

        CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING

                        Director
Name and Age             Since   Principal Occupation         Additional Information
------------            -------- --------------------         ----------------------
Woodley A. Allen          1991   President, Allen Management  Mr. Allen served as Chief Financial
Chairman of the Board,           Services, Oakton, VA         Officer of EZ Communications, Inc.
Chairman--                       (management consulting firm) (publicly traded radio broadcasting
Executive Committee                                           company) from March 1973 to May
Age 54                                                        1992.

Bassam N. Ibrahim         1993   Partner, Burns, Doane,       Mr. Ibrahim practiced law with
Chairman--Organization           Swecker & Mathis LLP,        Popham, Haik, Schnobrich & Kaufman
and Compensation                 Alexandria, VA (law firm)    (law firm) from June 1994 to August
Committee                                                     1996.
Age 39

Arthur C. Kellar          1991   Retired                      Mr. Kellar served as Chairman of the
Age 79                                                        Board of WE JAC Corporation, the
                                                              Company's predecessor, from April
                                                              1992 to September 1994. Mr. Kellar
                                                              served as Chairman of the Board of
                                                              EZ Communications, Inc. (publicly
                                                              traded radio broadcasting company)
                                                              from June 1992 to April 1997.

       CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING

                       Director
Name and Age            Since   Principal Occupation        Additional Information
------------           -------- --------------------        ----------------------
Lynn E. Caruthers        1991   General Partner,            Ms. Caruthers served as Chairperson
Age 49                          Caruthers Properties, Ltd., of the Board of WE JAC Corporation,
                                Arlington, VA (commercial   the Company's predecessor, from
                                real estate developer)      September 1994 to February 2000.

Robert R. Falconi        2001   Senior Vice President--     Mr. Falconi was the Chief Financial
Age 47                          Finance, Administration &   Officer of Intelysis Corporation
                                Chief Financial Officer     (reseller of computer hardware and
                                of the Company since        software), from August 1998 until
                                September 2000              August 2000, and was Chief Financial
                                                            Officer of Planning Systems, Inc.
                                                            (underwater technology) from October
                                                            1991 until August 1998.

Bernard H. Clineburg     1993   Retired                     Mr. Clineburg served as the
Chairman--Finance and                                       President of United Bankshares and
Audit Committee                                             Chairman and Chief Executive Officer
Age 53                                                      of United Bank from April 1998 until
                                                            December 1999. He was a Director of
                                                            George Mason Bankshares, Inc. and
                                                            The George Mason Bank from October
                                                            1990 to April 1998.

Frederick F. Simmons*    2001   Vice President, General     Mr. Simmons was Assistant General
Age 39                          Counsel and Secretary       Counsel and Assistant Secretary of
                                of the Company              Advantica Restaurant Group, Inc.
                                since March 5, 2001         from December 1995 until February
                                                            28, 2001.

--------
* Mr. Simmons was appointed to replace Everett Casey, who was elected to be a Class III director at the 2000 Annual Meeting held on March 19, 2001 and who resigned from the Board in March 2001.

Meetings and Committees of the Board

   The Company has three standing Committees of the Board of Directors: (i) the Executive Committee; (ii) the Finance and Audit Committee; and (iii) the Organization and Compensation Committee. The Board of Directors does not have a Nominating Committee; rather, the entire Board of Directors chooses the director nominees. The Board of Directors of the Company held ten meetings during the fiscal year ended June 30, 2001. With the exception of Mr. Kellar, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees on which they served.

   The Executive Committee has the power and authority of the Board of Directors and meets several times during the year in months when the Board of Directors does not meet. Mr. Allen serves as Chairman of the Executive Committee. Messrs. Clineburg and Ibrahim serve as members. During the fiscal year ended June 30, 2001, the Executive Committee met 7 times.

   The Finance and Audit Committee makes recommendations regarding the engagement of the Company's independent auditors, reviews the arrangement and scope of the audit, considers comments made by the independent auditors with respect to the adequacy of the Company's internal accounting controls, and reviews non-audit services provided by the firm. Mr. Clineburg serves as Chairman of the Finance and Audit Committee and Messrs. Kellar and Zambrano serve as members of the Committee. During the fiscal year ended June 30, 2001, the Finance and Audit Committee met 2 times.

   The Organization and Compensation Committee reviews and approves (or recommends to the full Board) the annual salary, bonus and other benefits of senior management of the Company; reviews and makes recommendations to the Board relating to executive compensation and plans; and establishes, and periodically reviews, the Company's policy with respect to management perquisites. Mr. Ibrahim serves as Chairman of the Organization and Compensation Committee and Ms. Caruthers and Mr. Kellar serve as members of the Committee. During the fiscal year ended June 30, 2001, the Organization and Compensation Committee met 2 times.

Compensation of Directors

   Directors who are employees receive no additional compensation for serving as directors. Pursuant to the Precision Auto Care, Inc. 1998 Outside Directors' Stock Option Plan, each non-employee director who has served as a director of the Company for at least one year as of the date of each annual meeting of shareholders is granted an option to purchase 2,500 shares of the Company's Common Stock, exercisable over the following ten years at an exercise price of the average of the highest and lowest sale price per share of Common Stock on NASDAQ on the date of the grant, or, if there shall have been no such sale so reported on that date, on the last preceding date on which a sale was so reported. Those directors who have served less than one year shall receive an option for a prorated portion of 2,500 shares based on their terms of service as determined by the Organization and Compensation Committee.

   In addition, pursuant to the Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan, each non-employee director attending a meeting of the Board of Directors in person receives a grant of Common Stock equal to $1,000 divided by the average of the highest and lowest sale price per share of Common Stock on NASDAQ on the date of the grant, or, if there shall have been no such sale so reported on that date, on the last preceding date on which a sale was so reported.

   In January 2001, the Board of Directors suspended the issuance of options under the 1998 and 2000 Plans, and determined to pay non-employee directors $1,000 for each meeting attended (with an aggregate maximum of $60,000 per year), with payment to be deferred, without interest, until the Board determines that the Company's financial condition permits.

   On August 4, 2000, the Board of Directors agreed to pay Mr. Allen the sum of $50,000 and also granted Mr. Allen an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $0.219, the closing price of the Common Stock on NASDAQ on August 4, 2000. The option expires August 4, 2005. On August 4, 2000, the Board of Directors also granted each of Messrs. Ibrahim and Clineburg options to purchase 20,000 shares of the Company's Common Stock on the same terms and conditions as those granted to Mr. Allen. These options were granted in consideration of the efforts of Messrs. Allen, Ibrahim and Clineburg in obtaining a loan commitment from Precision Funding, LLC, which is more particularly described under "Certain Relationships and Related Transactions."

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

   The table below sets forth the compensation earned and paid to each Named Executive Officer (including certain former executive officers of the Company) who earned $100,000 or more during the periods presented.

                                                                Restricted   Securities
Name and Principal                                 Other Annual   Stock      Underlying    All Other
Position                  Year  Salary      Bonus  Compensation   Awards      Options   Compensation(1)
------------------        ---- --------    ------- ------------ ----------   ---------- ---------------
Louis M. Brown, Jr.(2)..  2001 $      1         --      --             --          --           --
 President and
 Chief Executive Officer

Charles L. Dunlap.......  2001 $196,930(3)      --      --             --          --       $  433
 Former President and     2000  242,507         --      --             --          --        1,992
 Chief Executive Officer  1999  131,538         --      --       $118,750(4)  200,000        1,615

Robert R. Falconi.......  2001 $156,154(5)      --      --             --     250,000       $1,500
 Senior Vice President
  and
 Chief Financial Officer

John T. Wiegand.........  2001 $138,846         --      --             --      22,500       $2,083
 Senior Vice President--  2000  116,398         --      --             --          --        1,746
 Franchise Operations     1999   85,847         --      --       $ 35,625(6)   10,000        1,288

Jaime Valdes............  2001 $218,060         --      --             --          --           --
 Senior Vice President--  2000  128,867    $27,360      --             --          --           --
 Latin America            1999  120,000         --      --             --      25,000           --

John N. Tarrant.........  2001 $112,626         --      --             --      25,000       $1,664
 Controller               2000   93,269         --      --             --          --        1,399
                          1999   63,462         --      --             --      12,500          952

--------
(1) Amounts represent the Company's matching contributions to the 401(k) Savings Plan and severance payments as indicated below.
(2)   Mr. Brown's employment with the Company began August 4, 2000.
(3) Mr. Dunlap's employment with the Company began in October 1998 and was terminated effective August 4, 2000. Salary includes severance payments.
(4) Mr. Dunlap was awarded a grant of 50,000 shares of restricted stock on March 31, 1999 valued at $2.375 per share price. As of June 30, 2001, this grant was worth $25,500 based on a $0.51 per share price. No dividends will be paid on 37,500 shares.
(5)   Mr. Falconi's employment with the Company began September 6, 2000.
(6) Mr. Wiegand was awarded a grant of 15,000 shares of restricted stock on March 31, 1999 valued at $2.375 per share price. As of June 30, 2001, this grant was worth $7,650 based on a $0.51 per share price. No dividends will be paid on 11,250 shares.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table presents information concerning stock option grants to the named executive officers in the last fiscal year.

                                                                       Potential
                                                                   Realized Value at
                                                                    Assumed Annual
                                    % of Total                      Rates of Stock
                         Number of   Options                             Price
                         Securities Granted to Weighted            Appreciation for
                         Underlying Employees  Average              Option Term(4)
                          Options   in Fiscal  Exercise Expiration -----------------
Name                     Granted(1)    Year    Price(2)  Date(3)      5%      10%
----                     ---------- ---------- -------- ---------- -------- --------
Louis M. Brown,
 Jr.(5).................       --        --        --          --        --       --
Charles L. Dunlap(6)....       --        --        --          --        --       --
Robert R. Falconi(7)....  250,000     36.36%    $1.00    09/06/10  $157,224 $398,436
John T. Wiegand.........   35,000      5.09%    $1.00    05/31/11  $ 22,011 $ 55,781
Jaime Valdes(8).........       --        --        --          --        --       --
John N. Tarrant.........   25,000      3.64%    $1.00    05/31/11  $ 15,722 $ 39,844

--------
(1) Stock options exercisable into 777,500 shares of Common Stock were granted to all employees, non-employee directors of the Company and related parties as a group during the fiscal year ended June 30, 2001. This includes shares issued on May 31, 2001 following the repurchase of certain options described in footnote 3 below.
(2) The exercise price is the "fair market value" of the Company's Common Stock at the date of grant as determined in good faith by the Company's Board of Directors.
(3) Date shown is expiration date of latest grant. Options generally vest and become exercisable in annual installments of 33 1/3% of the shares covered by each grant commencing on the first anniversary of the grant date, and expire ten years after the grant date. Options to employees also include an acceleration of vesting provision whereby, to the extent not previously vested, 25% of the options will vest when the Company's stock price closes at $4.00 per share, 75% will vest when the stock price closes at $6.00 per share, and 100% will vest when the stock price closes at $8.00 per share. On May 31, 2001, the Company repurchased outstanding options for 144,250 shares from certain employees for two cents per share and reissued options for 144,250 shares to the same employees. The new options are fully vested, are exercisable until May 31, 2011 and are priced at $1.00 per share. The repurchased options had been granted at varying times between November 1995 and October 1999 and were priced from $2.375 to $10.25.
(4) The dollar amounts under the potential realizable values column use the 5% and 10% rates of appreciation permitted by the SEC, and are not intended to forecast actual future appreciation in the stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved. The assumed rates are compounded annually to the full ten-year term of the options.
(5)   Mr. Brown's employment with the Company began August 4, 2000.
(6) Mr. Dunlap's employment with the Company was terminated effective August 4, 2000.
(7)   Mr. Falconi's employment with the Company began September 6, 2000.
(8) Mr. Valdes' services with the Company were terminated effective July 23, 2001.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

   The following table presents information concerning stock option exercises by the named executive officers and the fiscal year-end option values.

                               Number of Securities    Value of the Unexercised
                              Underlying Unexercised    In-the-money Options at
                             Options at June 30, 2001      June 30, 2001(1)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Louis M. Brown, Jr..........       --            --         --           --
Charles L. Dunlap...........       --            --         --           --
Robert R. Falconi...........   83,333       166,667         --           --
John T. Wiegand.............   22,500        12,500         --           --
Jaime Valdes................   25,000            --         --           --
John N. Tarrant ............   15,000        10,000         --           --

--------
(1) The closing price for the Company's Common Stock as reported by the OTCBB on June 29, 2001 (the last trading day in the Company's fiscal year), was $0.51. Value is calculated on the basis of the difference between the option exercise price and $0.51, multiplied by the number of shares of Common Stock underlying the option.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the shares of Common Stock beneficially owned by (i) each person known by the Company to beneficially own greater than 5% of the Company's outstanding stock, (ii) each director of the Company,
(iii) each executive officer named in the table above labeled Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of a security or the power to dispose, or to direct the disposition of, a security. Except as otherwise indicated, the Company believes that each individual owner listed below exercises sole voting and dispositive power over their shares. Except as otherwise indicated, (a) the Company believes that each individual owner listed below exercises sole voting and dispositive power over their shares; and (b) the information presented is as of the Record Date.

                                                      Amount of  Percentage of
                                                      Beneficial  Outstanding
Name of Beneficial Owner                              Ownership  Common Stock
------------------------                              ---------- -------------
Avenir Corporation(1)................................ 1,211,941      11.94%
Louis M. Brown, Jr.(2)............................... 1,407,500      13.96%
Mauricio Zambrano(3)................................. 1,524,468      15.12%
Arthur C. Kellar(4).................................. 1,338,103      13.22%
Woodley A. Allen(5)..................................    98,338          *
Charles L. Dunlap(6).................................    12,500          *
Lynn E. Caruthers(7).................................   150,719       1.49%
Bernard H. Clineburg(8)..............................    54,847          *
Bassam N. Ibrahim(9).................................    49,188          *
Robert R. Falconi(10)................................   292,283       2.88%
Frederick F. Simmons.................................        --         --
Jaime Valdes(11).....................................    49,421          *
John T. Wiegand(12)..................................    42,500          *
John N. Tarrant(13)..................................    15,000          *
All directors and executive officers as a group (18
 persons)(14)........................................ 5,246,916      49.94%

--------
  *   Represents less than 1%.

 (1) Based in part on Schedule 13G filed with the SEC on February 14, 2001. Its business address is 1725 K Street, N.W., Suite 410, Washington, DC 20006.
 (2)   Mr. Brown is also the President and Chief Executive Officer and a
       Director.
 (3) Mr. Zambrano is also a Director of the Company. Includes options to purchase 450 shares that are exercisable within 60 days.
 (4) Mr. Kellar is also a Director of the Company. Does not include a restricted stock award of 3,750 non-voting shares but does include options to purchase 37,500 shares that are exercisable within 60 days.
 (5) Does not include a restricted stock award of 3,750 non-voting shares but does include options to purchase 72,500 shares that are exercisable within 60 days.
 (6)   Mr. Dunlap's employment with the Company was terminated August 4, 2000.
 (7) Does not include a restricted stock award of 3,750 non-voting shares but does include 24,500 shares held by CARFAM Associates and 77,938 shares held by Caruthers Properties, Ltd., limited partnerships in which Ms. Caruthers holds limited partnership interests and options to purchase 12,500 shares that Ms. Caruthers may exercise within 60 days. Also does not include 27,250 shares owned by her husband, beneficial ownership of which is disclaimed.
 (8) Does not include a restricted stock award of 3,750 non-voting shares but does include options to purchase 32,500 shares that are exercisable within 60 days.
 (9) Does not include a restricted stock award of 3,750 non-voting shares but does include options to purchase 32,500 shares that are exercisable within 60 days.
(10) Includes options to purchase 83,333 shares that are exercisable within 60 days.
(11) Mr. Valdes' services with the Company were terminated effective July 23, 2001.
(12) Does not include a restricted stock award of 11,250 shares but does include options to purchase 22,500 shares that are exercisable within 60 days.
(13) Includes options to purchase 15,000 shares that are exercisable within 60 days.
(14) Includes options to purchase 425,241 shares that are exercisable within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file reports of ownership and changes of ownership with the SEC and the Nasdaq Stock Market. The Company believes that during the period from July 1, 2000 through June 30, 2001, its directors and executive officers timely complied with all applicable Section 16(a) filing requirements, except as follows: Messrs. Allen, Ibrahim and Clineburg failed to timely file reports on Form 4 reflecting the issuance of options approved at the 2000 Annual Meeting of Shareholders held on March 21, 2001; Mr. Falconi failed to timely file 2 reports on Form 4 for the months of October 2000 and May 2001 reflecting the purchase of shares on the open market; Mr. Casey failed to timely file a report on Form 4 for the month of August 2000 reflecting the purchase of shares on the open market; Mr. Kellar exercised a warrant for 1,000,000 shares in June 2001 but the certificate was not issued until September 2001 resulting in his failure to timely file a report on Form 4; James Barger, Vice President--Franchise Development, failed to timely file a report on Form 3 following his election as an officer in January 2001; Mr. Simmons failed to timely file a report on Form 3 following his election as an officer and appointment as director in March 2001 reflecting that he does not own any shares; the following officers--James Barger, Kevin Bates, Glyn Massingill, David Yakaitis, John Tarrant and John Wiegand--failed to timely file a report on Form 4 reflecting the reissuance of options on May 31, 2001 and, except for Mr. Yakaitis, the issuance of additional options; all officers and directors failed to timely file a report on Form 5 within 45 days after the end of the 2001 fiscal year.

                            EMPLOYMENT ARRANGEMENTS

   General. Effective August 4, 2000, the Company entered into an employment agreement with Louis M. Brown, Jr. pursuant to which Mr. Brown agreed to serve as President and Chief Executive Officer. Under this agreement, Mr. Brown received a salary of $1.00 for the first year. For the second year of employment, Mr. Brown's base salary is $0.70 per year plus a stock award of 500,000 shares and a stock option award of 500,000 shares, exercisable at $0.33 per share, vesting at 33 1/3% per year over three years; thereafter Mr. Brown will receive a base salary and other compensation as may be determined by the Organization and Compensation Committee of the Board of Directors.

   Mr. Brown replaced Charles L. Dunlap, who resigned on August 4, 2000. In October 1998, the Company entered into an employment agreement with Mr. Dunlap, pursuant to which Mr. Dunlap agreed to serve as President and Chief Executive Officer for a period of three years. The agreement also provided that Mr. Dunlap was to serve as a member of the Company's Board of Directors. Mr. Dunlap received a base salary of $200,000 per annum. (This amount was increased to $250,000 per annum in September 1999.) Under the terms of the employment agreement, Mr. Dunlap was required to maintain the confidentiality of proprietary business or technical information he obtained in the course of his employment with the Company, and he is prohibited from competing with the Company in the United States for a period of two years from August 4, 2000, the date of his resignation. In connection with Mr. Dunlap's resignation, the Company has paid him $110,961 as of the date of this proxy statement. In addition, the Company has agreed to pay him $10,000 per month from March 2001 through August 2002 and $20,000 per month from September 2002 through November 2002. The Company will make a final payment of $9,039 to Mr. Dunlap on December 15, 2002. The remaining unvested 37,500 shares of Mr. Dunlap's Restricted Share award will vest on March 31, 2002 and no shares will be issued prior to that date unless the following conditions are satisfied: (a) if the Company's stock price closes at $6.00 per share, 25,000 shares will become vested; and (b) if the Company's stock price closes at $8.00 per share, all of the shares will become vested.

   In June 1999, the Company entered into an agreement with Jerry L. Little pursuant to which Mr. Little agreed to serve as Senior Vice President and Chief Financial Officer. Mr. Little received a base salary of $20,000 per month. In conjunction with Mr. Little's employment, Mr. Little was granted an option to purchase 35,000 shares of the Company's Common Stock. The agreement provided that either Mr. Little or the Company may terminate the agreement by providing 90 days notice. Mr. Little's employment was terminated on September 6, 2000. As of his date of termination, all of the options had vested as a result of the achievement of performance goals. The options expire in June 2009.

   Revised Employment Agreements. In March 1999, the Company granted stock options and awards to certain executive officers. As a condition to the grant of certain options, those executive officers that had entered into employment agreements previously were asked to terminate these prior agreements and enter into new employment agreements. In April 1999 and September 1999, the Company entered into revised agreements with Jaime Valdes and William R. Klumb, respectively, pursuant to which Mr. Valdes agreed to serve as Senior Vice President-Latin America and Mr. Klumb as Vice President-Car Wash Division for a period of three years beginning April 1, 1998 and August 26, 1997, respectively. Messrs. Valdes and Klumb each received a base salary of $120,000 per annum under these agreements. Under the terms of the agreements, Messrs. Valdes and Klumb are required to maintain the confidentiality of proprietary business or technical information they obtain or have obtained in the course of their employment with the Company, and are prohibited from competing with the Company in the United States during any time they are performing duties for the Company and for a period of two years thereafter. Mr. Klumb's employment was terminated by the Company on November 12, 2000 other than for cause, and, therefore, Mr. Klumb's non-competition covenant expired as of such date. Mr. Valdes' services with the Company were terminated effective July 23, 2001. Pursuant to the Separation Agreement with Mr. Valdes, he was paid $40,000 and he agreed not to compete with the Company for a period of five years.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Organization and Compensation Committee of the Board of Directors, which is composed of outside directors of the Company, is responsible for developing and recommending to the Board of Directors the Company's general compensation policies. The Committee approves the compensation plans for the Company's executive officers, including the Chief Executive Officer (CEO), and determines the compensation to be paid to the executive officers. The Organization and Compensation Committee also is responsible for the granting of stock options and restricted stock awards to the executive officers and the administration of the Company's various incentive compensation plans.

   The Organization and Compensation Committee has furnished the following report for fiscal year 2001:

   Compensation Philosophy. The Company's philosophy with respect to executive compensation is reflective of the principle that the compensation of its executive officers should be competitive with compensation of senior executives at comparable companies, and that a meaningful portion of the compensation received should be closely tied to the performance of the Company and, in certain instances, to the achievement of individual goals. Through this link between pay and performance, it is the intent of the Company to provide direct incentives for the Company's financial success and the creation of incremental shareholder value.

   Executive Officer Compensation. The key components of compensation for the executive officers consist of annual compensation provided by base salary and annual performance bonuses, and long-term compensation provided by stock options and restricted stock awards.

   None of the executive officers was paid a cash bonus based upon fiscal year 2001 performance. Jaime Valdes, Senior Vice President--Latin America until his resignation on July 23, 2001, received a cash bonus of $27,360 in October 2000 based upon the performance of the Company's Mexican subsidiary during fiscal year 2000.

   Members of the Committee believe they have a general awareness of pay practices among companies of roughly comparable size, complexity, and/or industry focus. In addition, in setting the compensation for the former President and Chief Executive Officer in 1998, an unrelated third party was engaged to review compensation for this position at comparable companies. Based upon the Committee's general knowledge and the commissioned study, other than the compensation paid to Mr. Brown addressed later in this report, it is believed that the Company's compensation levels are generally commensurate with those of similar companies. Other than as indicated above, compensation of the executive officers is a subjective determination and has not been determined by reference to any specific criteria or factors related to corporate performance.

   Stock Options. Stock options are granted to executive officers, as well as other employees, based upon the subjective evaluation of employees' general overall performance and upon their relative rank within the Company. No specific performance criteria are considered, and there is no fixed formula for differentiating the number of options granted to an individual or to all employees in the aggregate. The Company's approach to long-term incentives provided by stock options has been a flexible one, in which the effort is to attract and retain able key employees by giving them an opportunity for stock ownership. A total of 777,500 options were awarded in fiscal year 2001 to all employees, non-employee directors, officers and related parties as a group. These options generally vest in three equal installments commencing one year from the anniversary. Except as noted below, options granted in fiscal year 2001 also include an acceleration of vesting provision whereby, to the extent not previously vested, 25% of the options will vest when the Company's stock price closes at $4.00 per share, 75% of the options will vest when the stock price closes at $6.00 per share, and 100% of the options will vest when the stock price closes at $8.00 per share.

   Report on Repricing of Options/SARs. On May 31, 2001, the Company repurchased outstanding options for 144,250 shares from certain employees for two cents per share and reissued options for 144,250 shares to the same employees. The new options are fully vested, are exercisable until May 31, 2011 and are priced at $1.00 per share. The repurchased options had been granted at varying times between November 1995 and October 1999 and were priced from $2.375 to $10.25. Following is information concerning all repricings of options and SARs held by any executive officer during the period since the Company's initial public offering in November 1997:

                                                                                      Length of
                                                                                       Original
                                   Securities  Market Price    Exercise                  Term
                                   Underlying   of Stock at  Price at Time           Remaining at
                                   Options/SAR    Time of    of Repricing     New      Date of
                                   Repriced or Repricing or       or       Exercise   Repricing
Name                       Date    Amended (%) Amendment ($) Amendment ($) Price ($) or Amendment
----                     --------- ----------- ------------- ------------- --------- ------------
John T. Wiegand......... 5/31/2001    6,500        $0.65        $ 8.25       $1.00    53 months
                         5/31/2001    6,000        $0.65        $ 9.75       $1.00    85 months
                         5/31/2001   10,000        $0.65        $ 2.38       $1.00    94 months
John N. Tarrant......... 5/31/2001    2,500        $0.65        $10.00       $1.00    71 months
                         5/31/2001   12,500        $0.65        $ 2.38       $1.00    94 months

   Restricted Stock Awards. Pursuant to the 1999 Employee Stock Option and Restricted Stock Plan, in March 1999 certain executive officers including Charles Dunlap and John Wiegand were granted a restricted stock award for 50,000 shares and 15,000 shares, respectively, of the Company's Common Stock. Under the terms of the grants, their right, title and interest to the shares of Common Stock awarded will not vest until the third anniversary of the grant (i.e., March 2002). No portion of the restricted stock award will vest and no shares will be issued prior to the third anniversary unless the following conditions are satisfied: (a) if the Company's stock price closes at $4.00 per share, 25% of the shares will become vested; (b) if the Company's stock price closes at $6.00 per share, 75% will become vested; and (c) if the Company's stock price closes at $8.00 per share, 100% of the shares will become vested. In September 1999, Mr. Dunlap was issued 12,500 shares and Mr. Wiegand was issued 3,250 shares of Common Stock under the terms of their restricted stock awards because the share price of the Common Stock had closed at above $4.00. The remaining shares covered by the restricted stock awards will be issued to Mr. Dunlap on the third anniversary of the grant pursuant to his severance arrangement described under "Employment Arrangements" and to Mr. Wiegand pursuant to the terms of the restricted stock award.

   Compensation of the Current Chief Executive Officer. Louis M. Brown, Jr., the current President and Chief Executive Officer, joined the Company on August 4, 2000. For the first year of employment, Mr. Brown's base salary was $1.00. For the second year of employment, Mr. Brown's base salary is $0.70 per year plus a stock award of 500,000 shares and a stock option award of 500,000 shares, exercisable at $0.33 per share, vesting at the rate of 33 1/3% per year over three years; thereafter, Mr. Brown's base salary and other compensation will be established by the Organization and Compensation Committee.

   In September 1999, the Board of Directors approved a bonus retention program whereby certain key executive officers would receive bonuses to be paid in the event of a sale, merger or change of control of the Company on or before September 21, 2000, which includes a change in ownership of 50% or more. Because such a transaction did not occur within this time frame, neither Mr. Dunlap nor any of the other executive officers is entitled to any additional compensation under this program.

   The Committee believes its approach to compensation for the President and Chief Executive Officer is consistent with the Company's ongoing effort to achieve a responsible balance between short-term and long-term performance for the Company and its shareholders, and to provide compensation incentives for its senior executives that encourage those results.

   Tax Compliance Policy. Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductible compensation paid to a company's Chief Executive Officer and to each of the four highest-paid executives employed as executive officers on the last day of the fiscal year. However, the limitation does not apply to performance-based compensation provided certain conditions are satisfied. The Committee does not anticipate that in the foreseeable future any officer of the Company will earn compensation in excess of $1 million that would not qualify as performance-based compensation. Therefore, the Committee has not yet determined a policy with respect to Section 162(m). The Committee intends to review the implications of Section 162(m) when it becomes more relevant with respect to the Company's executive compensation policies.

   All members of the Organization and Compensation Committee concur in this report to the shareholders.

   The Organization and Compensation Committee

     Bassam N. Ibrahim, Chairman
     Lynn E. Caruthers
     Arthur C. Kellar

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Kellar, a member of the Organization and Compensation Committee, controls, along with Desarollo Integrado, S.A. de C.V. (an entity controlled by Mauricio Zambrano, a member of the Board of Directors), Precision Funding, LLC. On September 29, 2000, the Company issued senior debentures to Precision Funding, LLC. Pursuant to the commitment made by Arthur C. Kellar and Desarollo Integrado, S.A. de C.V. on August 3, 2000, Precision Funding made available a credit facility of $11.25 million bearing interest at a fixed rate of 12% per annum with provisions for higher rates in the event of default, and is to mature on September 1, 2003, if not paid prior to that time. Substantially all assets of the Company have been pledged as collateral and the Company may not pay any dividends without the written consent of Precision Funding. Precision Funding used the facility to purchase the Loan documents by which a Line of Credit Loan and Acquisition Line of Credit were made available to the Company by First Union National Bank. The bridge loan that was made on August 4, 2000 by Arthur C. Kellar and by Desarollo Integrado, S.A. de C.V. was discharged and deemed advanced under the new credit facility. An origination fee was paid to Mr. Kellar and Desarollo Integrado, S.A. de C.V. in the form of a warrant entitling each of them to purchase 1,000,000 shares of common stock at an exercise price of $0.275 per share, a price above the August 4, 2000 closing price of $0.219. In June 2001 Mr. Kellar exercised the warrant and in July 2001, Desarollo Integrado S. A. de C. V. assigned the warrant to Falcon Solutions, Ltd., an entity controlled by Mr. Zambrano, which exercised the warrant.

   Mr. Ibrahim, Chairman of the Organization and Compensation Committee, is a partner with the law firm of Burns, Doane, Swecker & Mathis LLP, which firm provided certain legal services for the Company during the last fiscal year.

                         SHAREHOLDER RETURN COMPARISON

   Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the Nasdaq Stock Market (U.S. Index), an index composed of peer companies named below in footnote(1), the Russell 2000 Index, the S&P Auto Parts & Equipment Index and the Nasdaq Retail Trade Index since the Company's initial public offering (November 6, 1997 = 100):

                COMPARISON OF 42 MONTH CUMULATIVE TOTAL RETURN*
   AMONG PRECISION AUTO CARE, INC., NASDAQ STOCK MARKET, RUSSELL 2000 INDEX,
            THE S & P AUTO PARTS & EQUIPMENT INDEX AND A PEER GROUP


                             [GRAPH APPEARS HERE]

                                                  November 6,     June 30,    June 30,   June 30,    June 30,
                                                     1997           1998       1999        2000       2001
                                                     ----           ----       ----        ----       ----
PRESICION AUTO CARE, INC                             100          109.72       34.03       7.82        6.00
NADAQ STOCK MARKET                                   100          118.80      171.06     252.06      136.91
RUSSELL 2000 INDEX                                   100          109.16      102.92     100.01      123.89
S&P AUTO PARTS & EQUIPMENT INDEX                     100          152.79      156.20      95.06      116.52
PEER GROUP(1)                                        100          106.13      108.71      68.37      111.62

*   $100 INVESTED ON 11/6/97 IN
    STOCK OR ON 10/31/97 IN
    INDEX--INCLUDING REINVESTMENT
    OF DIVIDENDS.
--------
(1) The peer group index prepared for the purposes of this graph includes the following automotive companies: Auto Zone, Inc., Genuine Parts Company, O'Reilly Automotive, Inc., Discount Auto Parts, Inc., Monro Muffler & Brake, Inc., Pep Boys-Manny, Moe and Jack and Pennzoil/Quaker State Company.

Item 4:   Ratification of Appointment of Independent Auditors

   At the Annual Meeting, the shareholders will be asked to ratify the appointment of Grant Thornton LLP, who have served as the Company's independent auditors since November 2000, as the Company's independent auditors for the fiscal year ending June 30, 2002.

   Ratification of the appointment of the independent auditors will require the affirmative vote of holders of shares of Common Stock representing a majority of the number of votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                            AUDIT COMMITTEE REPORT

   The Finance and Audit Committee of the Board of Directors (the "Audit Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which was attached to the definitive proxy statement filed with the SEC on March 6, 2001 as Appendix A and is incorporated herein by reference. The Audit Committee reviews audit fees and recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP, the Company's independent accountants as of the fiscal year ended June 30, 2001.

   Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton LLP.

   The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), including the scope of the auditor's responsibilities, significant accounting adjustments and any disagreements with management.

   The Audit Committee also has received the written disclosures and the letter from Grant Thornton LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Grant Thornton LLP that firm's independence from the Company.

   The Audit Committee reviews the aggregate fees billed by Grant Thornton LLP for professional services rendered during the fiscal year ended June 30, 2001. During the 2001 fiscal year, Grant Thornton LLP billed the following amounts to the Company:

      Audit Fees....................................................... $89,202
      Financial Information Systems Design and Implementation Fees.....      --
      All Other Fees...................................................      --
                                                                        -------
      Total 2001 Fiscal Year Fees...................................... $89,202

   Based upon the Audit Committee's discussions with management and Grant Thornton LLP and the Audit Committee's review of the representation of management and the report of Grant Thornton LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2001 filed with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Bernard H. Clineburg, Chairman
                                          Arthur C. Kellar
                                          Woodley A. Allen
                                          Mauricio Zambrano

September 28, 2001

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On September 29, 2000, the Company issued senior debentures to Precision Funding, LLC, an entity created, owned, and controlled by Arthur C. Kellar and Desarollo Integrado, S.A. de C.V. ("Desarollo Integrado"), an entity controlled by Mr. Zambrano. Messrs. Kellar and Zambrano are members of the Board of Directors of the Company. Pursuant to the commitment made by Arthur
C. Kellar and Desarollo Integrado on August 3, 2000, Precision Funding made available a credit facility of $11.25 million bearing interest at a fixed rate of 12% per annum with provisions for higher rates in the event of default, and is to mature on September 1, 2003, if not paid prior to that time. Substantially all assets of the Company have been pledged as collateral and the Company may not pay any dividends without the written consent of Precision Funding. Precision Funding used the facility to purchase the Loan documents by which a Line of Credit Loan and Acquisition Line of Credit were made available to the Company by First Union National Bank. The bridge loan that was made on August 4, 2000 by Arthur C. Kellar and by Desarollo Integrado was discharged and deemed advanced under the new credit facility. Further, $991,000 of mortgage debt payable to FFCA was repaid in full. An origination fee was paid to Mr. Kellar and Desarollo Integrado in the form of a warrant entitling each of them to purchase 1,000,000 shares of common stock at an exercise price of $0.275 per share, a price above the August 4, 2000 closing price of $0.219. In June 2001 Mr. Kellar exercised the warrant and in July 2001, Desarollo Integrado assigned the warrant to Falcon Solutions, Ltd., another entity controlled by Mr. Zambrano, which exercised the warrant.

   On August 31, 2000, the Company sold to Magna National Realty, LLC ("Magna National") four car washes and one combination car wash/lube center located in the Columbus, Ohio area for $1,800,000. Magna National is owned by George A. Bavelis (a director of the Company until his resignation on January 9, 2001), Ernest S. Malas (who served as a director of the Company from April 2000 until his resignation on November 7, 2000) and Effie L. Eliopulos (a director of the Company until her resignation in January 2000). As part of the sale, the Company also agreed to franchise the sites for five years without royalties so long as equipment manufactured by Hydro Spray Car Wash Equipment Co., Ltd. ("Hydro Spray"), a subsidiary of the Company, was used in their operations and to waive royalties on Precision Auto Wash franchises previously granted to Magna National or its affiliates for five years. In addition, the Company agreed to install at one of the car washes Hydro Spray equipment having a value of $125,345. The fairness of the negotiated sales price was determined at the time of the transaction by Charles L. Dunlap, then the Company's Chief Executive Officer, and later formally approved by a group of disinterested directors of the Company pursuant to the Company's conflict of interest policy.

   Bassam N. Ibrahim, a director of the Company, is a partner in Burns, Doane, Swecker & Mathis LLP, an Alexandria, Virginia law firm that performs legal services for the Company related to intellectual property protection. Fees paid to the firm by the Company in the fiscal year ended June 30, 2001 did not exceed five percent of the firm's gross revenues.

   Ernest S. Malas, who resigned as director of the Company on November 7, 2000, served as a consultant to the Company. The Company entered into an independent contractor agreement with Mr. Malas in November 1997 pursuant to which Mr. Malas agreed to serve as a senior business development consultant to the Company for a period of three years. From July 1998 to December 1998, Mr. Malas served as Senior Vice President of the Company, after which he returned to his independent contractor status under the terms of the November 1997 agreement. Pursuant to the agreement, Mr. Malas was paid $10,000 per month plus expenses. The independent contractor agreement expired in November 2000.

   Messrs. Klumb and Bavelis, each a director of the Company until their resignations in January 2001, and Mr. Malas, a director of the Company until his resignation on November 7, 2000, are directly or indirectly parties to franchise agreements with the Company. Payments under the franchise agreements may exceed the sum of $60,000 over the terms of the respective agreements.

   The Company is subject to a suit filed in the State of Florida by a former Precision Tune Auto Care franchisee. The franchisee is alleging breach of contract and personal slander. In March 2000, a judgment of $841,094 plus attorney's fees was entered against the Company. In connection with this matter, Arthur C. Kellar, a director of the Company, provided a letter of credit to permit the Company to post a bond during the pendency of the appeal. In exchange for his providing the letter of credit, the Company agreed to issue Mr. Kellar 25,000 shares of Common Stock pursuant to a letter agreement dated June 14, 2000.

   On October 15, 1998, the Company entered into a subordinated debenture with Board LLC, a limited liability company organized and funded by 11 directors serving on the Board as of the time of the transaction, four of whom, Messrs. Allen, Ibrahim and Kellar and Ms. Caruthers, are current directors or nominees. The sole purpose of this subordinated debenture was to provide additional financing to the Company. Under the terms of the agreement, the Company received $2 million and was to make monthly interest payments at an annual rate of 14% with the principal to be paid at the end of the loan term of twelve months. The terms of the subordinated debt call for increases in the interest rate if the Company defaults in the timely payment of interest on the subordinated debt. The Company is not permitted to make any payment with respect to the subordinated debt during the continuance of a default or event of default under the Bank Facility. Board LLC has approved the waiver of existing events of default and the extension of the maturity date on such debt to November 1, 2000 and the interest rate returned to 14% effective August 15, 1999. Subsequent to June 30, 2000, Board LLC extended the maturity date to and waived all debt covenants with respect to defaults through September 30, 2001. On February 6, 2001, Board LLC agreed to extend the maturity date to May 1, 2002 and to revise the payment schedule as follows:

  . $100,000 was due and payable to the holder on the first of each month from March 1, 2001 through August 1, 2001;

  . $150,000 is due and payable to the holder on the first of each month from September 1, 2001 through March 1, 2002;

  . $200,000 is due and payable to the holder on the first of each month from April 1, 2002 through May 1, 2002; and

  . $125,000 is due and payable to the holder on May 1, 2002, which amount shall constitute any and all accrued interest on the principal amount.

                SHAREHOLDER PROPOSALS AND NOMINATION PROCEDURES

   In order for a shareholder proposal to be considered for the 2002 Annual Meeting of Shareholders, it must be received by the Company at its offices no later than August 13, 2002. All shareholder proposals should be mailed to the Company at P. O. Box 5000, Leesburg, VA 20177-0500 and addressed to the attention of Frederick F. Simmons, Secretary. To be eligible for inclusion in the proxy material for that meeting, such proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended. In order to be considered at an Annual Meeting, a shareholder proposal must be presented by the proponents or their representatives in attendance at the meeting.

   For nominations by a shareholder to be properly considered at the Annual Meeting, the shareholder must notify the Secretary at least 70 and no more than 90 days before the first anniversary of the prior year's Annual Meeting unless the Annual Meeting date is advanced by more than 20 days, or delayed by more than 70 days, in which case the nomination must be delivered not earlier than the 90th day prior to the Annual Meeting and not later than the close of business on the later of the 70th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the Annual Meeting date is made. Nominations submitted by shareholders must contain the nominee's qualifications, the nominee's written consent to serve if elected, and other information required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; the name, address and number of shares owned by the nominating shareholder; and whether the nominating shareholder is part of a group soliciting or intending to solicit proxies from shareholders.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters to be presented at the 2001 Annual Meeting or action to be taken thereat except those set forth in this Proxy Statement. If, however, any other business properly comes before the 2001 Annual Meeting, the persons named in the proxy accompanying this Proxy Statement will have the discretionary authority to vote upon such business, as well as matters incident to the conduct of the 2001 Annual Meeting.

   UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. ADDRESS REQUESTS TO JOHN N. TARRANT, ASSISTANT SECRETARY, PRECISION AUTO CARE, INC., P. O. BOX 5000, LEESBURG, VIRGINIA 20177-5000.

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                            PRECISION AUTO CARE, INC.

                                November 28, 2001



                 Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as indicated
      in this example.

                                         For all, except
                             For        authority withheld
                             all          for nominees
                          nominees        named below
3. a. Election of           [_]              [_]              Nominees for 3. a.:
   Directors, and                                             Woodley A. Allen, Louis M. Brown, Jr.,
3. b. Election of                                             Bernard H. Clineburg, Bassam N. Ibrahim,
   Class I Directors,                                         Arthur C. Kellar and Mauricio Zambrano
   if Amendments to Articles of Incorporation are
   not approved by Shareholders:                              Nominees for 3. b. Class I Directors:
INSTRUCTION:  To withhold  authority to vote for              Louis M. Brown, Jr., John Wiegand and
any such  nominee(s),  write the name(s) of the  nom-         Mauricio Zambrano.
inee(s) in the space provided below.

__________________________________

                                                            FOR   AGAINST   ABSTAIN
    1.    Approval of the amendment to the Articles of
          Incorporation to reduce the minimum number of     [_]     [_]        [_]
          directors from ten to five.

    2.    Approval of the amendment to the Articles of
          Incorporation to reduce the term of office for    [_]     [_]        [_]
          each director from three years to one year.

    4.    Ratification of the appointment of Grant
          Thornton LLP as independent auditors for the      [_]     [_]        [_]
          fiscal year ending June 30, 2002.

     5.   To transact such other business as may
          properly come before the meeting or any           [_]     [_]        [_]
          adjournments thereof.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature:_________________________________________  Signature_______________________________________ Date__________ , 2001

NOTE: Please sign your name exactly as it appears hereon. If shares are held jointly, all holders must sign. If you receive more than one proxy, please sign and return each of them. When signing in fiduciary or representative capacity (attorney, executor, administrator, trustee, guardian, officer of corporation, etc.) please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at such meeting or any adjournment thereof.

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                           PRECISION AUTO CARE, INC.

                       2001 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 28, 2001

          The undersigned hereby appoints Louis M. Brown, Jr., Robert R. Falconi and Frederick F. Simmons and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as set forth on the reverse side, all the shares of Common Stock of Precision Auto Care, Inc., held of record by the undersigned on October 1, 2001, at the 2001 Annual Meeting of Shareholders to be held on November 28, 2001, or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF PROPERLY EXECUTED, IT WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 3 AND FOR PROPOSALS 1, 2 and 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

               (Continued and to be signed on the reverse side.)


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